Independent Auditor's Consent

Board  Of  Directors
Dynacraft  Golf  Products,  Inc.  and  Susidiary
98  James  Street
Newark,  OH    43055

We consent to the use of our report dated February 19, 1998 appearing in the Annual Report Form 10-KSB of Dynacraft Golf Products, Inc. for the year ended December 31, 1997.


/s/  Wilson,  Shannon  &  Snow,  Inc.
     Wilson,  Shannon  &  Snow,  Inc.

Newark,  Ohio
March  12,  1998

                                  EXHIBIT 23.1
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